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                                                                EXHIBIT 11.1

                  AMERICAN RESIDENTIAL INVESTMENT TRUST, INC.

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                       (in thousands, except share data)


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                                                                              FOR THE PERIOD
                                                                             FEBRUARY 11, 1997
                                                                              (COMMENCEMENT OF
                                                                                OPERATIONS)
                                                                                  THROUGH
                                                                               JUNE 30, 1997
                                                                             ----------------
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Net Income Per Share:
  Net Income ..............................................................         584
  Avg. Number of Shares Outstanding .......................................   1,614,000

Net effect of dilutive stock options - Based on treasury stock method using
  estimated initial public offering price..................................      52,533
      Total average shares ................................................   1,666,533
      Net Income Per Share ................................................        0.35

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